UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2023

San Juan Basin Royalty Trust

(Exact name of registrant as specified in its charter)

Texas	001-08032	75-6279898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PNC BANK, NATIONAL ASSOCIATION

PNC Asset Management Group

2200 Post Oak Blvd., Floor 18

Houston, TX 77056

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (866) 809-4553

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units	SJT	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Effective August 30, 2023, PNC Bank, N.A. (the “Trustee”), in its capacity as Trustee of the San Juan Basin Royalty Trust (the “Trust”) entered into a Compromise and Settlement Agreement (the “Settlement Agreement”) with Hilcorp San Juan, L.P. (“Hilcorp”), the owner of the Trust’s subject interests, that will result in the payment of $1,037,093.45 (the “Settlement Amount”) to the Trust by Hilcorp to resolve the 2017-2020 Disputed Expenses (as defined below). In the course of the most recent audit process by the Trustee, certain exceptions to the several different categories of expenses (specifically offsite labor, overhead, operator-owned compressors and saltwater disposal facilities) for the years 2017 through 2020 (the “2017-2020 Disputed Expenses”) were identified that the Trustee believed resulted in an underpayment of royalties owed to the Trust for those years. The Settlement Amount includes the accumulated interest incurred as a result of the underpayment. The Settlement Amount is scheduled to be paid to the Trust no later than ten business days after August 30, 2023.

A copy of the Settlement Agreement is filed as Exhibit 10(b) to this Current Report on Form 8-K and incorporated herein by reference. The above description of the Settlement Agreement is qualified in its entirety by reference to the full text of such agreement.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 30, 2023, the Trustee, in its capacity as Trustee of the Trust, and Hilcorp, entered into a First Amendment to the Conveyance (the “Amendment”) to amend the Net Overriding Royalty Conveyance dated effective November 1, 1980, from Southland Royalty Company to the original trustee, The Fort Worth National Bank (the “Conveyance”). The Amendment was entered into pursuant to the terms of the Settlement Agreement to modify certain terms of the Conveyance with respect to expenses associated with the operator’s saltwater disposal facilities.

A copy of the Amendment is filed as Exhibit 4(e) to this Current Report on Form 8-K and incorporated herein by reference. The above description of the Amendment is qualified in its entirety by reference to the full text of such agreement.

Item 7.01.	Regulation FD Disclosure.

On September 6, 2023, the Trust issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing the Settlement Agreement and the Amendment.

In accordance with general instruction B.2 to Form 8-K, the information in this Item 7.01 (and the Press Release) shall be deemed “furnished” and not “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4(b)	Net Overriding Royalty Conveyance from Southland Royalty Company to the Fort Worth National Bank, as Trustee, dated November 3, 1980 (without Schedules), heretofore filed as Exhibit 4(b) to the Trust’s Annual Report on Form 10-K filed with the SEC on March 1, 2007, is incorporated herein by reference.

4(e)	First Amendment to the Conveyance, effective as of August 30, 2023, by and between PNC Bank, N.A., its capacity as Trustee of the San Juan Basin Royalty Trust, and Hilcorp San Juan, L.P. (included in Exhibit 10(b)).

10(b)	Compromise and Settlement Agreement, effective as of August 30, 2023, by and between PNC Bank, N.A., its capacity as Trustee of the San Juan Basin Royalty Trust, and Hilcorp San Juan, L.P.

99.1	Press Release, dated September 6, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PNC BANK, NATIONAL ASSOCIATION, AS TRUSTEE FOR THE SAN JUAN BASIN ROYALTY TRUST (Registrant)

Date: September 6, 2023	By:	/s/ Ross C. Durr, RPL
Ross C. Durr, RPL
Senior Vice President Mineral Interest Director

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